<pre>

EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ConectiSys Corporation

	We hereby consent to the use in any prospectus supplements to the prospectus contained in the Registration Statement on Form SB-2 (Registration No. 333-87062) of our report dated January 7, 2003, relating to the consolidated financial statements of ConectiSys Corporation appearing in ConectiSys Corporation's Annual Report on Form 10-KSB as of September 30, 2002 and for the years ended September 30, 2002 and 2001.

	                                /S/ Hurley & Company
	                               Hurley & Company

Granada Hills, California

January 21, 2003